                                                                     Exhibit 3.5

                                  WEST VIRGINIA

                            ARTICLES OF INCORPORATION

                                       of

                         WHEELING LAND DEVELOPMENT CORP.


We, the undersigned, acting as incorporators according to West Virginia Code
Section 31-1-27, adopt the following Articles of Incorporation for a West Virginia corporation, which shall be perpetual.

1. The name of the West Virginia corporation shall be Wheeling Land Development Corp.

2. The physical address of the principal office of the corporation will be c/o Sportsystems Corporation, 40 Fountain Plaza, Buffalo, NY 14202, located in the County of Erie.

3. The physical address of the principal place of business in West Virginia of the corporation will be State Road No. 2, Wheeling, West Virginia 26003, located in the County of Ohio. The mailing address of the above location will be c/o Sportsystems Corporation, 40 Fountain Plaza, Buffalo, NY 14202.

4. The name and address of the person to whom notice of process may be sent is CT Corporation System, 707 Virginia Street East, Charleston, West Virginia 25301.

5.       This corporation is organized as for profit.

6. The total value of all authorized capital stock of the corporation will be $1,000. The capital stock will be divided in 1,000 shares at the par value of $1.00 per share.

7. The purpose for which this corporation is formed is to hold title to real estate.

8. The provisions for the regulation of the internal affairs of the corporation are set forth in the by-laws of the corporation.

9. The full names and addresses of the incorporators, and the number of shares subscribed for by each, are:

              Name                      Address               Number of Shares
              ----                      -------               ----------------

         Judith L. Tucker          40 Fountain Plaza                  0
                                   Buffalo, NY 14202

         Michael Corbin            40 Fountain Plaza                  0
                                   Buffalo, NY 14202

10. The number of directors constituting the initial board of directors of the corporation is three (3), and the names and addresses of the persons who will serve as directors until the first annual meeting, or until their successors are elected and shall qualify, are:

                       Name                               Address
                       ----                               -------

                  William J. Bissett                 40 Fountain Plaza
                                                     Buffalo, NY  14202

                  Ronald A. Sultemeier               40 Fountain Plaza
                                                     Buffalo, NY  14202

                  Terry C. Burton                    40 Fountain Plaza
                                                     Buffalo, NY  14202


11. The names of the individuals who will have signature authority on documents filed with the Secretary of State until the names of the president and secretary are filed on the annual report are Judith L. Tucker and Michael Corbin.

12.      The number of pages attached and included in these Articles is zero
         (0).

13. Acknowledgement: We, the undersigned, for the purpose of forming a corporation under the laws of the State of West Virginia, do make and file these Articles of Incorporation. In witness whereof, we have accordingly hereunto set our hands.

Dated January 12, 2001

                                                  /s/   Judith L. Tucker
                                                  ----------------------

                                                  /s/   Michael Corbin
                                                  --------------------


STATE OF NEW YORK

COUNTY OF ERIE

I, Dorothy A. Keane, a Notary Public, hereby certify that Judith L. Tucker and Michael Corbin, whose names are signed to the foregoing Articles of Incorporation, this day personally appeared before me and acknowledged their signatures.


                                                  /s/  Dorothy A. Keane
                                                  ---------------------
                                                  Notary Public


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